Exhibit 99.1

Alkermes Contacts:

For Investors:Sandy Coombs +1 781 609 6377

For Media:     Matthew Henson +1 781 609 6637

Alkermes Announces the Appointment of Richard Gaynor, M.D. and Andy Wilson to its Board of Directors and the Retirement of Director Floyd Bloom, M.D.

DUBLIN, Ireland, Sept. 13, 2019 – Alkermes plc (Nasdaq: ALKS) today announced the appointment of two new independent directors, Richard Gaynor, M.D. and Frank Anders (Andy) Wilson, to the company’s Board of Directors. The company also announced the retirement of Floyd Bloom, M.D., a pioneer in the field of neuroscience who contributed immensely to the legacy of innovation and scientific excellence that remains core to Alkermes’ mission today.

Dr. Gaynor, who currently serves as the President of Research & Development at Neon Therapeutics, brings 18 years of experience in oncology-focused industrial drug development in addition to a distinguished career in academic medicine. He is board-certified in internal medicine and medical oncology and hematology.

Mr. Wilson, who most recently served as Chief Financial Officer of PerkinElmer, Inc., brings 30 years of financial expertise and experience in strategic planning and business development for global public companies.

“As industry veterans with deep and broad experience, Richard and Andy are ideally suited to provide valuable insights and thoughtful leadership at this stage of Alkermes’ evolution. Their respective expertise in oncology and strategic value creation will be important assets as we focus on execution and prepare for our next phase of growth,” said Richard Pops, Chief Executive Officer of Alkermes.  “The appointment of these new Board members is reflective of our commitment to maintaining a robust Board of Directors with expertise that is aligned with our expanding and evolving strategic priorities.”

“I am delighted to join Alkermes’ Board of Directors at a time when the company is advancing new research and establishing its presence at the forefront of immuno-oncology research,” said Dr. Gaynor. “I look forward to offering my insights and applying the experience I have gained throughout my career in this rapidly evolving space as Alkermes advances its efforts to develop novel treatments that address areas of unmet patient need in oncology.”

“As Alkermes continues to evolve, there is a unique opportunity to build on the company’s current platform and drive growth while furthering the organization’s mission to advance innovative medicines,” said Mr. Wilson. “I am pleased to have the opportunity to draw on my experience as a chief financial officer, and other senior leadership positions, to strategically support and guide Alkermes’ leadership team as the company approaches its next phase of growth.”

The company today also announced the retirement of Floyd Bloom, M.D. from the company’s Board of Directors. Dr. Bloom is a founder of Alkermes, Inc. and has served on the Alkermes plc Board of Directors since 2011. Prior to that, Dr. Bloom had served on the Alkermes, Inc. Board of Directors since 1987.

“A researcher who dedicated his life to revolutionizing the way brain disorders are treated, Floyd’s contributions to scientific research and medicine are immeasurable,” said Mr. Pops. “Personally, and on behalf of the company that he founded, I would like to thank Floyd for his unwavering dedication and distinguished service to Alkermes. I am grateful for his counsel and leadership, and confident that his work will have a lasting impact on this organization for many years to come.”

About Richard Gaynor, M.D.

Dr. Gaynor joined Neon Therapeutics in 2016 as its President of Research and Development. Prior to joining Neon, he began his industry career at Eli Lilly and Company, where he spent 15 years in clinical development and medical affairs roles, including as Senior Vice President, Clinical Development and Medical Affairs of Lilly Oncology from 2013 until his departure in 2016. During his time at Lilly, Dr. Gaynor chaired the Lilly Oncology Research and Development Committee and helped oversee various collaborations, including with GE, AstraZeneca and Bristol-Myers Squibb.

Dr. Gaynor started his career in academia, initially serving on the faculty at UCLA School of Medicine for nine years, followed by 11 years at the University of Texas Southwestern Medical School, during which he spent time as the Chief of Hematology-Oncology and Director of the Simmons Cancer Center. Dr. Gaynor holds an M.D. from the University of Texas Southwestern

Medical School and completed fellowship training in hematology-oncology at the UCLA School of Medicine.

About Frank Anders Wilson

As the former Chief Financial Officer and Senior Vice President of PerkinElmer, Inc., a life sciences diagnostics, discovery and analytical solutions company, Mr. Wilson oversaw the organization’s growth strategy from 2009 until his retirement in 2018. Prior to joining PerkinElmer, Inc., Mr. Wilson held key business development and finance roles over 12 years at Danaher Corporation, a global science and technology conglomerate, including Corporate Vice President of Investor Relations. Prior to Danaher, Mr. Wilson worked for several years at AlliedSignal, Inc., now Honeywell International Inc., where he served as Vice President of Finance and Chief Financial Officer for the Commercial Avionics Systems division. Prior to AlliedSignal, Mr. Wilson’s work included financial and controllership positions of increasing responsibility at PepsiCo, Inc., as well as roles at E.F. Hutton and Company, and KPMG Peat Marwick. Mr. Wilson is a Certified Public Accountant.

Mr. Wilson has served as a member of the Board of Directors of Cabot Corporation, a public global specialty chemicals and performance materials company, since 2018. From 2015 to 2019, he was also a member of the Board of Directors of Sparton Corporation where he served as Chairman of the Board for a period of time. Sparton Corporation was a formerly independent public company that designed and manufactured complex electromechanical devices.

About Alkermes

Alkermes plc is a fully integrated, global biopharmaceutical company developing innovative medicines for the treatment of central nervous system (CNS) diseases and oncology. The company has a diversified commercial product portfolio and a substantial clinical pipeline of product candidates for chronic diseases that include schizophrenia, depression, addiction, multiple sclerosis and cancer. Headquartered in Dublin, Ireland, Alkermes plc has an R&D center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning the company’s future growth; financial and operating performance; business plans, strategic priorities and prospects, including the expansion of the company’s presence in immuno-oncology; and the potential therapeutic, clinical and commercial value of the company’s investigational and commercial products. The company cautions that forward-looking statements are inherently uncertain. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties, including those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2018 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.